Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of May 11, 2022, between ClearSign Technologies Corporation, a Washington corporation (the “Company”), and Colin James Deller (“Executive”).

WHEREAS, the Company and Executive entered into that certain Employment Agreement, dated January 28, 2019 (the “Employment Agreement”), pursuant to which the Company agreed to retain the services of Executive, and Executive agreed to render services to the Company, as its Chief Executive Officer; and

WHEREAS, the Company and Executive desire to amend certain terms of the Employment Agreement relating to Executive’s bonus compensation and severance payments, as further set forth herein.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	AMENDMENTS TO EMPLOYMENT AGREEMENT.

(a)Bonuses. The fifth sentence of Section 5(b) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“Any Bonus (x) shall be paid at the Compensation Committee’s discretion in cash and/or via equity awards made under the Company’s 2021 Equity Incentive Plan, or any successor plan thereto (the “Plan”), of the type of equity award as authorized by the Compensation Committee, which may include options to purchase Company’s common stock to be valued using the Black-Scholes option valuation model, and/or Common Stock, Restricted Stock, Restricted Stock Units, Performance Stock or Performance Stock Units, as such terms are defined in the Plan, and all of which shall be valued as set forth in Section 2(q) of the Plan and in an amount equal to the Bonus divided by the value of such equity as set forth above; (y) will be subject to any applicable tax withholdings and/or employee deductions; and (z) shall be payable no later than April 1st in the year following the year in which the Bonus was earned, provided that Executive’s employment has not been sooner terminated under Sections 11 or 12(c) of this Agreement.”

(b)Severance Payments. Sections 12(d)(vi) and 12(e)(vi) of the Employment Agreement are hereby amended by deleting the words “six months” and substituting in lieu thereof the words “one year of”.

2.	MISCELLANEOUS.

(a)Except as expressly set forth in this Amendment, all terms, covenants and conditions of the Employment Agreement shall remain in full force and effect. This Amendment and the Employment Agreement, as amended hereby, together constitute the entire understanding and agreement of the parties relating to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, whether written or oral, relating to the subject matter hereof and thereof. The terms of this Amendment may not be amended except by a written instrument hereafter signed by Executive and the Company.

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(b)The headings used in this Amendment are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Amendment or any provision hereof.

(c)This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument and be binding on all parties hereto

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Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

Company:

CLEARSIGN TECHNOLOGIES CORPORATION

By:
Name: Susanne L. Meline
Title: Director

Executive:

Colin James Deller

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